UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ABERDEEN FUNDS
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Aberdeen Global Natural Resources Fund

(GGNAX | GGNCX | GGNRX | GGNIX | GGNSX)

IMPORTANT FUND INFORMATION FOR YOUR CONSIDERATION

Dear Investor:

As you may or not know, the Board of Trustees of Aberdeen Global Natural Resources Fund, (the “Fund”) recently unanimously approved the reorganization of the Fund with and into the Aberdeen Global Equity Fund (GLLAX | GLLCX | GLLRX | GLLIX | GLLSX).  The reasons for this merger are to deal with the relatively small size of the Fund and the benefits of operational efficiencies when combining the two funds.

Here is a summary of the reorganization and its benefits to you:

WHY REORGANIZE THE FUND?		BENEFITS OF REORGANIZATION?
1	Small asset size makes it difficult to operate the Fund	1	Both Funds have the same investment objective
2	Limited Marketability	2	Similar investment strategies
3	Lack of investor demand	3	Lower gross expenses
4	No foreseeable future for growing assets	4	Generally better performance

In order to conduct this reorganization, we must solicit approval from the shareholders of the Fund.  Therefore the Fund has scheduled a Special Meeting of Shareholders to ask for your vote on a transaction.  The Special Meeting is scheduled to be held on October 17, 2016 (at 11:00 AM Eastern Time), at the offices of Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103.

More detailed information about the Special Meeting and this proposal can be found in the proxy statement.  To view the proxy material electronically, please go to:

www.proxyonline.com/docs/AberdeenGlobalNaturalResources

For your convenience, we have included a copy of the proxy card for your review. If you have any questions about the proposal, please call 1 (866) 828-6951.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.  PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. Vote by Mail. Cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

2. Vote via the Internet. Visit the website indicated on the enclosed proxy card.

3. Vote by Phone with a live operator. Dial toll-free 1 (866) 828-6951. Please have the proxy card available at the time of the call.

Thank you in advance for your participation.